Exhibit 10.9

MODIFICATION AGREEMENT

THIS MODIFICATION AGREEMENT (this "Agreement") is entered into as of June 25, 2014 by and between SERIES C, LLC ("Lender") and COLE CORPORATE INCOME OPERATING PARTNERSHIP II, LP (“Borrower”).

PRELIMINARY STATEMENT

A.    Borrower is indebted to Lender as evidenced by that certain Promissory Note dated January 13, 2014 in the original principal amount of $10,000,000 (the “Note”).

B.    The unpaid principal balance of the Note as of the date hereof is $0.00

C.    Lender and Borrower have agreed to modify the Note as set forth in this Agreement.

AGREEMENT

For good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

1.    Accuracy of Preliminary Statement. Borrower acknowledges the accuracy of the above Preliminary Statement.

2.    Note Modifications.

(a)    In order to increase the maximum principal amount of the Note from $10,000,000 to $60,000,000, the reference to $10,000,000.00 on the first line of the first page of the Note is hereby amended to $60,000,000.00 and the first full paragraph of the first page of the Note is hereby amended and restated in its entirety as follows:

FOR VALUE RECEIVED, Cole Corporate Income Operating Partnership II, LP, a Delaware limited partnership (“Borrower”), hereby promises to pay to the order of Series C, LLC, an Arizona limited liability company (“Lender”), at the offices of Lender located at 2325 East Camelback Road, Suite 1100, Phoenix, AZ 85016, the principal amount of $60,000,000, together with interest on the principal balance outstanding hereunder, from (and including) the date of disbursement until (but not including” the date of payment, at a per diem rate equal to the Stated Interest Rate specified below or, the extent applicable, the Default Interest Rate specified below, in accordance with the following terms and conditions:

(b)    The Note is hereby further modified to add the following legend at the top of the first page thereof:

The indebtedness evidenced by this instrument is subordinated to the prior payment in full of the Lender Debt (as defined in the Subordination Agreement hereinafter referred to) pursuant to, and to the extent provided in, the Subordination Agreement dated as of January 13, 2014 by the maker hereof and payee named herein in favor of JP Morgan Chase Bank, N.A., as administrative agent.

3.    Borrower acknowledges and agrees that: (i) except to the extent expressly provided for in this Agreement, the Note is not modified or amended by this Agreement and shall remain in full force and effect and this Agreement shall not constitute a waiver of any rights or remedies in respect of the Note; (ii) the Note (as modified by this Agreement) and all rights, title, interest, liens, powers and privileges by virtue thereof are hereby reaffirmed, ratified, renewed and extended and shall be and continue to be in full force and effect to secure the payment of the indebtedness evidenced by the Note and any and all restatements, renewals, modifications, amendments, increases and/or extensions thereof; and (iii) no payment, discharge or release of any collateral securing the Note is intended hereby and all liens on all such collateral shall continue in full force and effect, unimpaired from the date of their execution and perfection.

4.    Miscellaneous.     The provisions of this Agreement shall be deemed severable. If any part of this Agreement shall be held unenforceable, the remainder shall remain in full force and effect, and such unenforceable provision shall be reformed by such court so as to give maximum legal effect to the intention of the parties as expressed therein. Each of the parties hereto agrees to sign such other and further documents, and to take such other actions, as may be reasonably appropriate to carry out the intentions expressed in this Agreement, including, without limitation, documentation in respect of the reaffirmation and confirmation of liens, and the priority of such liens, on the collateral, if any, for the loan evidenced by the Note. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. This Agreement, the Note and any other instruments referred to herein, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, of the parties or any of them with respect to the subject matter hereof, if any.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date set forth above.

SERIES C, LLC, an Arizona limited liability company

By:     /s/ Todd     Weiss
Printed Name: Todd J. Weiss
Its: Authorized Officer

COLE CORPORATE INCOME OPERATING PARTNERSHIP II, LP, a Delaware     limited partnership

By:	Cole Office & Industrial REIT (CCIT II), Inc., a Maryland corporation, its general partner

By:     /s/ D. Kirk McAllaster
Printed Name: D. Kirk McAllaster, Jr.
Its: Chief Financial Officer